LARSON

December 14, 2020

Fred Wagenhals Ammo Incorporated 7681 East Gray Rd Scottsdale, AZ 85260

RE: Interim Construction Agreement

Dear Fred,

Larson Building is honored to partner with you on this great project. We appreciate and value your business. The purpose of this letter is to outline and agree on the project goals. Once agreed, we will start the planning process.

Project Scope:

Larson Building (LB) will provide preconstruction and construction services for a new 160,000 SF industrial building located in the 1-43 Technology & Enterprise Campus in Manitowoc, WI. Inside the building footprint there will be 20,000 SF of office, 112,000 SF of manufacturing and 28,000 SF of warehouse designated space. The building exterior walls will be precast concrete panels. The roof structure will be bar joist and decking with a ballasted EPDM roof system. The roof structure will be supported by structural steel beams and columns laid out in a 50 x 50 grid. The inside clear height will be 24'. The preliminary target budget for the site work and shell construction is $55 per SF, the office build-out is $75 per SF, and manufacturing specific improvements is $30 per SF.

Our Services:

1.
We will establish and manage a master schedule from design through project completion date. Anticipated construction start date of May 1, 2021.
2.
We will coordinate and facilitate design meetings to prepare construction and permit drawings.
3.
We will obtain all required building permits.

4.
We will provide our construction payment schedule so you can anticipate billings and manage cash flow throughout the project.
5.
We will competitively bid out the project and make a good faith effort to obtain multiple bids for any work item intended to be furnish through a subcontractor or supplier and shall choose the subcontractor or supplier submitting the lowest responsive, qualified bid or another bidder mutually agreeable to Larson Building and you.

6.
Once final bids have been received, we will prepare a standard construction agreement based on final construction documents.

7.
We will supervise and coordinate the work on site ensuring all work conforms to the project specifications.

8.
We will enforce project safety standards to ensure a safe and clean work environment.

9.
We will conduct biweekly progress meetings with Client for the duration of the project.

10.
We will conduct a 10-month warranty walk thru with Client and address any warranty items or concerns.

Our Fee:

Larson Building proposes to complete the work on a cost plus a fee basis. Our overhead and profit fee for this project sha II be based on the cost of work plus a 4% fee. Our fee excludes standard general conditions and project reimbursables.

Payment Terms:

Larson Building will invoice you on the first of the month for work previously completed. Payment is due within 15 days after receipt of invoice. Past due invoices shall bear an interest rate of 1.5% monthly from the date payment is due.

I can assure you that I will be intimately involved in all aspects of this project making sure things run smoothly and completed to your satisfaction. I look forward to working with you and your team as we design and build together.

Sincerely,

Larson Building, Inc.

LARSON

f -� .I I I I l I I' l ,

MATRIX OF REIMBURSABLE COSTS

Project Name: Ammo Incorporated

Description	Required or Not on This Project	Reimb. Itemized General Conditions	Non-Reimb. included in Fee	Included in Const. Trades	Included in Labor Burden
Main Office Expenses
Project Manager $110/HR		X
PM Assistant $85/HR		X
Bookkeeping/ Accounting			X
Postage			X
Courier Services		X
Plan Printing/Reproduction Costs		X

Field Office Expenses
Temp. Water		)(
Temp. Phone		)(
Temp. Trailer		)(
Copier/Printer		)(
Project Cloud Hosting		X
Office Supplies		)(

Temporary Facilities
Temp. Toilets		X
Temp. Storage		X
Temp. Enclosures		X
Temp. Power		)(
Temp. Utilities		)(

Site Safety
On-Site Safety Program Implementation			)(	X
First Aid Kits			X
Fire Extinguishers		X
Personal Protection Equipment			X	)(

Larson Building General Costs
Field Superintendent $98/HR		)(
General Labor $75/HR		X
Daily Clean-up		X		X
General Use Dumpsters		X
Travel Per Diem		)(
Surveying/Layout		)(

Description	Required or Not on This Project	Reimb. Itemized General Conditions	Non-Reimb. included in Fee	Included in Const. Trades	Included in Labor Burden
Larson Building General Costs Continued
Final Cleaning		X
Warranty Work			X	X
Field Supt. Vehicle					X
Field Supt. - Cell Phone					X
Power Hand Tools				X	X
Material Handling Equipment		X		X

Winter Condition Costs (If They Apply)		X

General Project Expenses
Building Permits		X
Performance & Payment Bonds		X
Contractor Licensing			X	X
Sewer & Water Accessibility Charges		X
Contractor - General Liability Insurance		X
Automobile Insurance			X	X	X
Builder's Risk lnsu ranee		X
Testing Services		X

All reimbursable expenses will be billed on a cost plus 4% fee as they are incurred.